Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS:

That each one of the undersigned directors of Evergy Missouri West, Inc., a Delaware corporation, does hereby constitute and appoint David A. Campbell, Kirkland B. Andrews, and Heather A. Humphrey, his or her true and lawful attorney and agent, with full power and authority to execute in the name and on behalf of the undersigned as such director a Registration Statement on Form SF-1, and any amendments thereto, hereby granting unto such attorney and agent full power of substitution and revocation in the premises; and hereby ratifying and confirming all that such attorney and agent may do or cause to be done by virtue of these presents.

IN WITNESS WHEREOF, I have hereunto set my hand this 9th day of December, 2022.

/s/ David A. Campbell	/s/ Thomas D. Hyde
David A. Campbell	Thomas D. Hyde

/s/ B. Anthony Isaac	/s/ Paul M. Keglevic
B. Anthony Isaac	Paul M. Keglevic

/s/ Mary L. Landrieu	/s/ Sandra A.J. Lawrence
Mary L. Landrieu	Sandra A.J. Lawrence

/s/ Ann D. Murtlow	/s/ Sandra J. Price
Ann D. Murtlow	Sandra J. Price

/s/ Mark A. Ruelle	/s/ James Scarola
Mark A. Ruelle	James Scarola

/s/ S. Carl Soderstrom Jr.	/s/ C. John Wilder
S. Carl Soderstrom Jr.	C. John Wilder